    As filed with the Securities and Exchange Commission on August 26, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           the Securities Act of 1933

                                ----------------

                              McKESSON HBOC, INC.
             (Exact name of Registrant as specified in its charter)

                    Delaware                                        94-3207296
        (State or other jurisdiction of                          (I.R.S. employer
         incorporation or organization)                       identification number)

                                 McKesson Plaza
                                One Post Street
                        San Francisco, California 94104
                                 (415) 983-8300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ----------------

             McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                ----------------

                                Ivan D. Meyerson
         Senior Vice President, General Counsel and Corporate Secretary
                              McKesson HBOC, Inc.
                        McKesson Plaza, One Post Street
                        San Francisco, California 94104
                                 (415) 983-8300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:

                 Gregg A. Noel                                    Kristina Veaco
    Skadden, Arps, Slate, Meagher & Flom LLP          Senior Counsel and Assistant Secretary
       300 South Grand Avenue, Suite 3400                      McKesson HBOC, Inc.
         Los Angeles, California 90071                   McKesson Plaza, One Post Street
                 (213) 687-5000                          San Francisco, California 94104
                                                                  (415) 983-8300

                                ----------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                                                         Proposed Maximum
 Title of Each Class of      Amount     Proposed Maximum    Aggregate
    Securities to be         to be       Offering Price      Offering        Amount of
       Registered        Registered (1)  Per Share (2)      Price (2)     Registration Fee
------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share........   5,000,000(3)      $29.75        $148,750,000       $41,353
Rights to Purchase
 Series A Junior
 Participating Preferred
 Stock of McKesson HBOC,
 Inc. (4)...............   2,500,000          N/A              N/A              N/A
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) Plus such additional number of shares of Common Stock and associated rights to purchase Series A Junior Participating Preferred Stock of McKesson HBOC, Inc. ("Series A Preferred Stock") as may be issuable pursuant to the antidilution provisions of the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan (the "Plan"), in accordance with Rule 416(a).
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) and based on the average of the high and low prices for the Common Stock on August 24, 1999, as reported on the New York Stock Exchange.
(3) A total of 6,100,000 shares have been reserved for issuance under the Plan, 5,000,000 shares of which are being registered hereby.
(4) Associated with the common stock are rights to purchase Series A Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events. No separate consideration will be received by the Company for the initial issuance of the rights to purchase the Series A Preferred Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                Explanatory Note

   Pursuant to a registration statement on Form S-8 (File No. 333-70501) filed with the Securities and Exchange Commission on January 12, 1999, McKesson HBOC, Inc, a Delaware corporation (the "Company"), registered a total of 1,100,000 shares of its common stock, par value $.01 per share (the "Common Stock"), to be sold pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Plan").

   On August 25, 1999, the stockholders of the Company approved certain amendments to the Plan, pursuant to which the number of shares of Common Stock to be sold thereunder was increased to 6,100,000 shares. This Registration Statement registers the additional 5,000,000 shares of Common Stock reserved for sale under the Plan, as amended. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933, as amended.

   PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-8 FILED BY THE COMPANY ON JANUARY 12, 1999, AS REFERENCED ABOVE (REGISTRATION NO. 333-70501).

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

 Exhibit No.                         Description
 -----------                         -----------
     5.1     Opinion of Ivan D. Meyerson, Senior Vice President, General
             Counsel and Corporate Secretary of the Company.
    23.1     Consent of Ivan D. Meyerson (included in Exhibit 5.1).
    23.2     Consent of Deloitte & Touche LLP.
    23.3     Consent of Arthur Andersen LLP.
    24.1     Power of Attorney.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 26th day of August, 1999.

                                          McKesson HBOC, Inc.

                                          By: /s/ Ivan D. Meyerson
                                             ----------------------------------
                                             Name: Ivan D. Meyerson
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Controller and Corporate
                                                    Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                   Signature                                      Title
                   ---------                                      -----

                       *                                    Co-President and
 _____________________________________________   Co-Chief Executive Officer and Director
               John H. Hammergren                     (principal executive officer)

                       *                                    Co-President and
 _____________________________________________   Co-Chief Executive Officer and Director
                David L. Mahoney                      (principal executive officer)

                       *                        Senior Vice President and Controller and
 _____________________________________________       Acting Chief Financial Officer
               Heidi E. Yodowitz                   (principal financial and accounting
                                                                officer)

                       *                                        Director
 _____________________________________________
              Alfred C. Eckert III

                                                                Director
 _____________________________________________
               Tully M. Friedman

                       *                                        Director
 _____________________________________________
               Alton F. Irby III

                       *                                        Director
 _____________________________________________
              M. Christine Jacobs

                                                                Director
 _____________________________________________
               Charles W. McCall

                       *                                        Director
 _____________________________________________
                 Gerald E. Mayo

                   Signature                                      Title
                   ---------                                      -----

                       *                                        Director
 _____________________________________________
                James V. Napier

                                                                Director
 _____________________________________________
               David S. Pottruck

                       *                                        Director
 _____________________________________________
               Carl E. Reichardt

                       *                               Chairman of the Board and
 _____________________________________________                  Director
               Alan Seelenfreund

                       *                                        Director
 _____________________________________________
                  Jane E. Shaw


*By:      /s/ Ivan D. Meyerson                        August 26, 1999
  ------------------------------------
   Ivan D. Meyerson Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit No.                         Description
 -----------                         -----------
     5.1     Opinion of Ivan D. Meyerson, Senior Vice President, General
             Counsel and Corporate Secretary of the Company.
    23.1     Consent of Ivan D. Meyerson (included in Exhibit 5.1).
    23.2     Consent of Deloitte & Touche LLP.
    23.3     Consent of Arthur Andersen LLP.
    24.1     Power of Attorney.